                                                                     EXHIBIT 1.1



                               46,000,000 Shares

                    ENTRAVISION COMMUNICATIONS CORPORATION

                             Class A Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------



                                                                   July __, 2000


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED
 As representatives of the
  several Underwriters
  named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
   Securities Corporation
   277 Park Avenue
   New York, New York 10172

Dear Sirs:

     ENTRAVISION COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), proposes to issue and sell ____________ shares of its Class A Common Stock, $0.0001 par value per share (the "Firm Shares"), to the several Underwriters named in Schedule I hereto (the "Underwriters"). Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall act as representatives (the "Representatives") of the several Underwriters. The Company also proposes to issue and sell to the several Underwriters not more than an additional ___________ shares of its Class A Common Stock, $0.0001 par value per share (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "Shares". The shares of Class A Common Stock of the Company to be outstanding after giving effect to the sales

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contemplated hereby are hereinafter referred to as the "Class A Common Stock".
The Company has previously issued, and there are outstanding as of the date hereof, shares of its Class B Common Stock and of its Class C Common Stock, none of which is being sold pursuant to this Agreement. The Class A Common Stock, the Class B Common Stock and the Class C Common Stock are referred to collectively herein as the "Common Stock."

     It is understood that, prior to the Closing Date (as defined in Section 4 below), the Company and certain of its affiliates will consummate certain transactions (the "Reorganization Transactions") contemplated by that certain Exchange Agreement dated as of April 19, 2000, and other related agreements (collectively, the "Reorganization Agreements") in substantially the form provided to the Representatives.

     Section 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares are hereinafter referred to as the "Prospectus." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Class A Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

     Section 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $______ (the "Purchase Price"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, any or all of the Additional Shares from the Company, at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of

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the Firm Shares. The Underwriters may exercise their right to purchase
Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. The Representatives shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If less than all of the Additional Shares are to be purchased, (i) the Representatives shall determine in their sole discretion the number, if any, of Additional Shares to be purchased from the Company (ii) each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Company Shares, if any are purchased (subject to such adjustments to eliminate fractional shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

     [Other than the sale of ___________ shares of Common Stock to Univision Communications Inc. as described in the Prospectus,] [t]he Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option (other than to outside directors), right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period the Company may issue shares of Class A Common Stock (i) upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (ii) to be used as consideration for the completion of acquisitions as to which definitive agreements have been entered into as of the date hereof. Other than registration statements on Form S-8 for securities issued pursuant to an employee benefit plan, the Company also agrees not to file any registration statement with respect to any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an

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agreement executed by (i) each of the directors and officers of the Company and
(ii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock.

     As part of the offering contemplated by this Agreement, DLJ has agreed to reserve, of the Firm Shares set forth opposite its name on Schedule I to this Agreement, up to 2,000,000 shares of the Company's Class A Common Stock, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The shares of the Company's Class A Common Stock to be sold by DLJ pursuant to the Directed Share Program (the "Directed Shares") will be sold by DLJ pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by DLJ as set forth in the Prospectus.

     Section 3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     Section 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Company, with any transfer taxes thereon duly paid by the Company, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to or for the account of the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificate(s) representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on

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August 4, 2000 or such other time on the same or such other date as Donaldson,
Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery for the Firm Shares are hereinafter referred to as the "Closing Date". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery for any Additional Shares are hereinafter referred to as an "Option Closing Date".

     The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of O'Melveny & Myers LLP, 1999 Avenue of the Stars, Suite 700, Los Angeles, California, 90067, and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

     Section 5.  Agreements of the Company.

     The Company agrees with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you five (5) signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such

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number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

     (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other

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documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

     (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending [July __, 2001] that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

     (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Class A Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in

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connection with the preparation and filing of the registration statement on Form
8-A relating to the Class A Common Stock and all costs and expenses incident to the listing of the Shares on the New York Stock Exchange, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

     (j) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange and to maintain the listing of the Shares on the New York Stock Exchange for a period of three years after the date of this Agreement.

     (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     (m) in connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. DLJ will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

     (n) to pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

Furthermore, the Company covenants with DLJ that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

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     Section 6.  Representations and Warranties of the Company.

     The Company represents and warrants to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, and are not required to include or describe, by virtue of any doctrine of integration or otherwise, any Common Stock other than the shares of Class A Common Stock so included and described, (iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not

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misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (d) Each of the Company and its subsidiaries, and each of Z-Spanish Media Corporation ("Z-Spanish") and its subsidiaries, has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, proforma for the acquisition by the Company of Z- Spanish, taken as a whole.

     (e) Except as set forth on Schedule 6A(e), there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, or of Z-Spanish or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

     (f) All the outstanding shares of capital stock of the Company have been, or will be in connection with the consummation of the Reorganization Transactions, duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries, and of Z-Spanish and each of its subsidiaries, have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company or, in the case of Z-Spanish and each of its subsidiaries, will, on the closing date of the Z-Spanish acquisition be owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as otherwise disclosed in the Prospectus.

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      (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

      (i) None of the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole proforma for the acquisition of Z-Spanish, to which the Company or any of its subsidiaries, or Z-Spanish or any of its subsidiaries, is a party or by which the Company or any of its subsidiaries or any of their respective property is bound.

      (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby and the application of the net proceeds from the sale of the Shares as contemplated by the Registration Statement, and the execution, delivery and performance of the Reorganization Agreements and the compliance with the provisions thereof, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default (or event which, with giving of notice or passage of time or both, would constitute a default) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) conflict with or constitute a breach of any of the terms and provisions of any statute, any rule, regulation (including, without limitation, the Communications Act of 1934, as amended, and the regulations promulgated thereunder (the "Communications Laws")), or any order of any governmental agency or body (including, without limitation, the Federal Communications Commission (the "FCC")) or any court having jurisdiction over the Company, any subsidiary of the Company, Z-Spanish or any subsidiary of Z-Spanish or any of their respective properties, (iv) constitute a Repayment Event (as defined below), (v) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries, or their respective property, (vi) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries, or Z-Spanish or any of its subsidiaries, or any other impairment of the rights of the holder of any such Authorization with, any governmental agency or body

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(including without limitation, the FCC or any court, except that a copy of this
Agreement is to be filed with the FCC within 30 days of its execution. As used in this Agreement, "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase or redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

      (k) The Company and each of its subsidiaries, and Z-Spanish and each of its subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations, including without limitation the rules and regulations of the FCC.

      (l) Except as disclosed in the Prospectus, there are no pending actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body (including, without limitation, the FCC) against or, to the knowledge of the Company, affecting the Company, any of its subsidiaries, Z-Spanish, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the offer and sale of the Shares by the Company; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

      (m) None of the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole proforma for the acquisition of Z-Spanish.

      (n) The Company and each of its subsidiaries and Z-Spanish and each of its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities (including without limitation the FCC) and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, proforma for the acquisition of Z-Spanish or on any radio or television station licensed to the Company or any of its subsidiaries or to Z-Spanish or any of its subsidiaries. Except as disclosed in the Prospectus, each such material Authorization is valid and in full force and effect, with no conditions, restrictions or qualifications (other than those applicable generally to holders of broadcast television and radio licenses from the FCC) and the Company and each of its subsidiaries and Z-Spanish and each of its subsidiaries is in compliance with all the respective terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice of proceedings or other notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow or, if determined adversely to the Company, any subsidiary of the Company, Z-Spanish or any subsidiary of Z-Spanish could result in, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome, respectively, to the Company or any of its subsidiaries or to Z-Spanish or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, proforma for the acquisition of Z-Spanish.

      (o) To the best of the Company's knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

      (p) The Company has not offered, or requested the Underwriters to offer, any Directed Shares to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its subsidiaries or of Z-Spanish or of any of its subsidiaries.

      (q) This Agreement has been duly authorized, executed and delivered by the Company.

      (r) McGladrey & Pullen, LLP are independent public accountants with respect to the Company and its subsidiaries, DeSoto-Channel 62, Ltd., and KFRQ(FM), KKPS(FM), KVPA(FM) and KVLY(FM) Radio Stations. Ernst & Young LLP are independent public accountants with respect to Latin Communications Group and its subsidiaries and Deloitte & Touche LLP are independent public accountants with respect to Z-Spanish and its subsidiaries.

      (s) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations, stockholders' deficit/equity, cash flows and changes in financial position of each of the Company and its consolidated subsidiaries, of Latin Communications Group and its consolidated subsidiaries, Z-Spanish and its consolidated subsidiaries, DeSoto-Channel 62, Ltd. and KFRQ(FM), KKPS(FM), KVPA(FM) and KVLY(FM) Radio Stations as applicable, on the respective basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the information shown therein and have been prepared on a basis consistent with the financial statements and the books and records of each of the Company, Latin Communications Group and Z-Spanish and their respective consolidated subsidiaries, DeSoto-Channel 62, Ltd. and KFRQ(FM), KKPS(FM), KVPA(FM) and KVLY(FM) Radio Stations included in the Prospectus and Registration Statement. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Registration Statement and the Prospectus. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission and have been properly computed on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements. No applicable statute, rule or regulation requires the inclusion of any financial statement data or information in the Prospectus or the Registration Statement other than as are included therein.

      (t) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, and Z-Spanish is not, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (u) Except as otherwise described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

      (v) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any endments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, or of Z-Spanish and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries, (iii) none of the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries has incurred any material liability or obligation, direct or contingent, and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of capital stock nor any repurchase or redemption by the Company or any of its subsidiaries of any shares of any class of capital stock.

      (w) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

      (x) None of the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries has at any time during the last five (5) years (i) knowingly made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) knowingly made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

      (y) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

      (z) The Company and its subsidiaries and Z-Spanish and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, and Z-Spanish and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the net equity value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and Z-Spanish and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries and Z-Spanish and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries and Z-Spanish and its subsidiaries, taken as a whole, in each case except as described in the Prospectus.

      (aa) To the best of its knowledge, the Company and each of its subsidiaries and Z-Spanish and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole, proforma for the acquisition of Z-Spanish.

      (bb) No relationship, direct or indirect, exists between or among the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

      (cc)   There is no:

            (i) significant unfair labor practice complaint, grievance or arbitration proceeding served upon the Company, pending or, to the Company's best knowledge, threatened against the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries before the National Labor Relations Board or any foreign, state or local labor relations board or similar authority;

            (ii) strike, labor dispute, slowdown or stoppage pending or, to the Company's best knowledge, threatened against the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries; or

            (iii) union representation question existing with respect to the employees of the Company and its subsidiaries;

which, singly or in the aggregate, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, proforma for the acquisition of Z-Spanish. To the best of the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries, except as disclosed in the Prospectus.

      (dd) The Company and each of its subsidiaries and Z-Spanish and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (ee) All material tax returns required to be filed by the Company and each of its subsidiaries and Z-Spanish and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

      (ff) Except as disclosed in the Prospectus, there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

      (gg) No vote or consent of any stockholder of the Company or of Z-Spanish, and no consent, approval or waiver of any party to or any person entitled to any right or benefit under the charter or by-laws of the Company or of Z-Spanish, any shareholders' agreements or arrangements, or any other instrument or agreement to which the Company or Z-Spanish is a party or by which either of them is bound or under which either of them is entitled to any right or benefit, is required in connection with the offering, issuance, sale or purchase by you of any of the Shares under this Agreement or the consummation of any of the other transactions contemplated hereby or the application of the net proceeds from the sale of the Shares as contemplated by the Registration Statement, except such as have been obtained; no Underwriter or subsequent purchaser or transferee of any of the Shares is required to become or shall be deemed to be a party to, or shall be subject to the terms or provisions of, any shareholders' agreement or arrangement and none of the Shares sold to the Underwriters will be subject to the terms or provisions of any of such agreements or arrangements.

      (hh) Other than restrictions on the payment of dividends that would render the Company's subsidiaries insolvent or as prohibited under the Company's credit agreements, there are no limitations or restrictions on the Company's ability to receive dividends or distributions of any kind from its subsidiaries, whether based on laws, contracts, or currency controls, and the payment of such dividends or distributions is not subject to any tax or withholding.

      (ii) The reorganization of the Company as described in the Prospectus under the caption "Certain Relationships and Related Transactions - Reorganization" will not result in the imposition of any tax liability on the Company or any of its subsidiaries.

      (jj) The FCC has conditionally approved the transfer of the FCC broadcast licenses from Z-Spanish to the Company, [and the applicable waiting period for approval of the acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired]. The Company is not aware of any fact or circumstance that would prevent the closing of the Company's acquisition of Z-Spanish.

      (kk) Each agreement relating to the Reorganization Transactions has been duly authorized by all necessary board of directors and stockholder action, or all necessary advisory board, manager and member action, as the case may be, on the part of each of the parties thereto and has been duly executed and delivered by each of the parties thereto. The Company has provided to the Underwriters true, complete and correct copies of the Reorganization Agreements, including all amendments thereto. The execution and delivery of the Reorganization Agreements, the compliance with all of the provisions therein and the consummation of the transactions therein contemplated do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or give rise to (with the giving of notice, the passage of time or both) a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any party thereto is a party or by which any such party is bound or to which any of the property or assets of any such party is subject, nor will such actions result in any violation of the provision of the certificate or articles of incorporation or bylaws, or the certificate of formation or limited liability company agreement, as the case may be, of any such party as currently in effect and as in effect upon the consummation of the Reorganization Transactions, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any such party or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by any such party of the transactions contemplated by the Reorganization Agreements except such as have been obtained.

      Section 7.  Indemnification.

      (a) The Company and each of its subsidiaries, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus, as then amended or supplemented (so long as the Prospectus and any amendments or supplements thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date), to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     In addition to the foregoing, in connection with the offer and sale of the Directed Shares, the Company and each of its subsidiaries, and Z-Spanish and each of its subsidiaries, jointly and severally, agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of (i) the failure of purchasers of the Directed Shares (including eligible directors, officers, employees, customers, subscribers and persons having business relationships with the Company) to pay for and accept delivery of the Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed application to purchase or (ii) any violation or alleged violation of the Act or any other federal or state law or any liability based on common law, in each case, arising out of or relating to the manner in which the Directed Shares are sold and pertaining to any actions or inactions by the Company (or by the Company jointly with any other person) including without limitation any e-mails or other communications by the Company (or by the Company jointly with any other person) with customers or subscribers of the Company relating to the Directed Shares or possible opportunities to purchase Directed Shares.

      (b) The Company and each of its subsidiaries, Z-Spanish and each of its subsidiaries, jointly and severally, agree to indemnify and hold harmless DLJ and each person, if any, who controls DLJ within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("DLJ Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by the failure of any Participant to pay for and accept delivery of the shares which immediately following the effective date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (ii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (ii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DLJ Entities.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

     (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a), 7(b) or 7(c) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(c), or pursuant to both Sections 7(b) and 7(c) the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or

Section 20 of the Exchange Act, and (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for DLJ for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control DLJ within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

     (e) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(e)(i) above but also the relative fault of the Company on the one hand and the

Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares (including any shares sold directly by the Company with the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation), in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     (f) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     Section 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Walter F. Ulloa and Philip C. Wilkinson in their capacities as the Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, of the Company, confirming the matters set forth in Sections 6(v), 8(a) and 8(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, proforma for the acquisition of Z-Spanish, taken as a whole,
(ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company, any of its subsidiaries, Z-Spanish or any of its subsidiaries and
(iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (e) (i) The Reorganization Transactions shall have been consummated prior to the Closing Date to the satisfaction of the Underwriters and their counsel, and (ii) conditional approval from the FCC shall have been obtained for the transfer of the broadcast licenses of Z-Spanish to the Company prior to the Closing Date.

     (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Zevnik Horton Guibord McGovern Palmer & Fognani LLP, counsel for the Company (the "Opinion"). With respect to Z-Spanish and each of its subsidiaries, the Opinion may in turn rely upon an opinion of counsel to Z-Spanish, if any, to the extent such opinion includes the entirety of the subject matter set forth below. The Opinion shall be to the effect that:

          (i) The Company and each of its subsidiaries and Z-Spanish and each of its subsidiaries, respectively, has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties ;

          (ii) the Company and each of its subsidiaries and Z-Spanish and each of its subsidiaries, respectively, is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

          (iii) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

          (iv) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

          (v) all of the outstanding shares of capital stock of each of the Company's subsidiaries and of Z-Spanish and each of its subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company or Z-Spanish, respectively, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as otherwise disclosed in the Prospectus;

          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

          (vii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

          (viii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission;

          (ix) the statements under the captions "Risk Factors", "Business", "Certain Relationships and Related Transactions", "Description of Capital Stock", "Shares Eligible for Future Sale", and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

          (x) neither the Company nor any of its subsidiaries or Z-Spanish or any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor Z-Spanish nor any of their respective subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole proforma for the acquisition of Z-Spanish, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or Z-Spanish or any of its subsidiaries or their respective property is bound;

          (xi) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby, and the application of the net proceeds from the sale of the Shares as contemplated by the Registration Statement, will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states) (B) conflict with or constitute a breach of any of the terms or provisions of, or a default (or event which, with the giving of notice or passage of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole proforma for the acquisition of Z-Spanish, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (C) conflict with or constitute a breach of any of the terms and provisions of any statute, any rule, regulation (including, without limitation, the Communications Laws), or, to such counsel's knowledge, any order of any governmental agency or body (including, without limitation, the FCC) or any court having jurisdiction over the Company or any subsidiary of the Company, Z-Spanish or any subsidiary of Z-Spanish or, to such counsel's knowledge, any of their properties, (D) constitute a Repayment Event, (E) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries, Z-Spanish, any of its subsidiaries or their respective property or (F) result in the suspension, termination or revocation of any Authorization of the Company or Z-Spanish or any of their respective subsidiaries or any other impairment of the rights of the holder of any such Authorization;

          (xii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries or Z-Spanish or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that is required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

          (xiii) to the best of counsel's knowledge after due inquiry, none of the Company, Z-Spanish or any of their respective subsidiaries has violated any Environmental Law, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole proforma for the acquisition of Z-Spanish;

          (xiv) the Company and each of its subsidiaries and Z-Spanish and each of its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole proforma for the acquisition of Z-Spanish; each such Authorization is valid and in full force and effect and each of the Company, Z-Spanish and their respective subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company, Z-Spanish or any of their respective subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole proforma for the acquisition of Z-Spanish;

          (xv) (A) the Company, Z-Spanish or one of their respective subsidiaries holds the FCC Authorizations for the television and radio stations identified in the Prospectus as being owned by the Company, (B) such Authorizations are in full force and effect, and (C) no such Authorization is the subject of any pending or threatened challenge or revocation;

          (xvi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (xvii) to the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

          (xviii) (A) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act, (B) such counsel has no reason to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (xix) the Registration Statement and the Prospectus are not required to include or describe, by virtue of any doctrine of integration or otherwise, any Class A Common Stock other than the shares thereof so included and described;

          (xx) each of the Reorganization Agreements has been duly authorized by all necessary board of directors and stockholder action, or all necessary advisory board, manager and member action, as the case may be, on the part of the parties thereto and has been duly executed and delivered by each of the parties thereto. The execution, delivery and performance of the Reorganization Agreements by the parties thereto, the compliance by the parties thereto with all the provisions thereof and the consummation of the transactions contemplated thereby, will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency, (B) conflict with or constitute a breach of any of the terms or provisions of, or a default (or event which, with the giving of notice or passage of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the parties thereto pursuant to the charter or by-laws or other similar instrument of any of such parties or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to any of such parties, to which any of such parties is a party or by which any of such parties or their respective property is bound, (C) constitute a Repayment Event, (D) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over any of such parties or their respective property or (E) result in the suspension, termination or revocation of any Authorization of any of such parties or any of their respective subsidiaries or any other impairment of the rights of the holder of any such Authorization;

          (xxi) The execution and delivery of the Reorganization Agreements, the compliance by the parties thereto with all of the provisions thereof and the consummation of the transactions therein contemplated will not violate any provisions of the Communications Act of 1934, as amended, or any of the rules, regulations or published policies thereunder.

          (xxii) the FCC has granted its conditional approval to the acquisition by the Company of the Z-Spanish FCC Authorizations. The FCC's consent is not subject to any material adverse conditions imposed by the FCC. Without limiting the other qualifications set forth in such opinion, in providing the foregoing opinion such counsel may assume that all standard conditions set forth on the FCC forms evidencing the FCC's consent, those set forth in the FCC orders granting the FCC Authorizations or any renewal thereof, and those set forth in the Communications Laws imposed on licensees generally or radio or television licenses specifically, are conditions in the ordinary course, and such counsel need not express any view on such matters;

          (xxiii) [the applicable waiting period for approval of the acquisition by the Company of Z-Spanish Media under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired, and counsel is not aware of any fact or circumstance that would prevent the closing of the Company's acquisition of Z-Spanish;]

          (xxiv) the agreements (A) dated _______, 2000, relating to the acquisition of certain outdoor advertising assets from Infinity Broadcasting, (B) dated May __, 2000, relating to the acquisition of four radio stations in McAllen, Texas, (C) dated February __, 2000, and April 14, 2000, relating to the acquisition of television stations in Hartford, Connecticut and Orlando, Florida, respectively, and (D) dated March __,

     2000, relating to the acquisition of two radio stations in Los Angeles, have each been duly authorized, executed and delivered by the Company and, to such counsel's knowledge, the other parties thereto, and such agreements constitute a valid and legally binding obligation of the Company and, to such counsel's knowledge, of the other parties thereto, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     The opinion of counsel described in this Section 8(f) shall be rendered to you at the request of the Company and shall so state therein.

     (g) You shall have received on the Closing Date an opinion, dated the Closing Date, satisfactory to you and to counsel for the Underwriters from Thompson Hine & Flory LLP, FCC counsel to the Company, to the effect that the statements of the Company in the Prospectus (A) describing digital television, FCC regulation of the Company's business, carriage on cable television, applications to the FCC for consent to transfer control of Z-Spanish in the Section titled "Risks Related to the Television, Radio, Outdoor Advertising and Publishing Industries"; and (B) made under the caption "Regulation of Television and Radio Broadcasting" in the Section titled "Business," insofar as they constitute summaries of the Communications Act of 1934, as amended, and the rules, regulations and published policies of the FCC and material proceedings thereunder, are accurate and fairly present the information set forth therein in all material respects;

     (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of O'Melveny & Myers LLP, counsel for the Underwriters, as to the matters referred to in Sections 8(f)(iv), 8(f)(vi) (but only with respect to the Company), 8(f)(ix) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and 8(f)(xviii).

     In giving such opinions with respect to the matters covered by Section 8(f)(xviii) counsel for the Company and counsel for the Underwriters may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as may be specified.

     (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from McGladrey & Pullen, LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus. You shall also have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, with respect to each of (i) Latin Communications Group from Ernst & Young LLP, (ii) Z-Spanish from Deloitte & Touche LLP and (iii) DeSoto-Channel 62 Associates, Ltd. and KFRQ(FM), KKPS(FM), KVPA(FM) and KVLY(FM) Radio Stations from McGladrey & Pullen, LLP, containing statements that (a) they are independent public accountants with respect to such entity as required by the Act, (b) that the financial statements of such entity audited by them and included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and (c) containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to certain financial information specifically related to such entity contained in the Registration Statement and the Prospectus.

     (j)  The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

     (k) The Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

     (l) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

     The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     Section 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the

Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     Section 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Entravision Communications Corporation, 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California, 90404 and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Shares are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


Very truly yours,

ENTRAVISION COMMUNICATIONS CORPORATION

By:_____________________________
   Title:


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED


Acting severally on behalf of
 themselves and the several
 Underwriters named in
 Schedule I hereto

By   DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

  By______________________________

    ______________________________

                                  SCHEDULE I
                                  ----------


Underwriters                                              Number of Firm Shares
                                                             to be Purchased

Donaldson, Lufkin & Jenrette Securities
  Corporation

Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
DLJdirect Inc.
Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.







                                                             _______________

                                                   Total

                                    Annex I


[Insert names of stockholders of the Company who will be required to sign lock ups]


                                       2